DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

FILED # C 11886-04

MAY 0 3 2004

IN THE OFFICE OF
[signature]
SECRETARY OF STATE

Important. Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	CHINA GLOBAL DISTRIBUTION, CORP.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Name: TODD J. MC MILLAN Street Address: 4180 S. PECOS RD. STE. #150 — City: LAS VEGAS — NEVADA — Zip Code: 89121-5022 Optional Mailing Address: — City: — State: — Zip Code:
3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value: N/A — Par value: $ N/A — Number of shares without par value: 75,000
4. Names & Addresses, of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)	1. Name: LUIS PALLAIS Street Address: 4180 S. PECOS RD. STE. #150 — City: LAS VEGAS — State: NV — Zip Code: 89121-5022 2. Name: Street Address: — City: — State: — Zip Code: 3. Name: Street Address: — City: — State: — Zip Code:
5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be: ALL LEGAL ACTIVITIES
6. Names, Address and Signature of Incorporator. (attach additional page if there is more than 1 incorporator)	Name: TODD J. MC MILLAN — Signature: [signature] Address: 4180 S. PECOS RD. STE. #150 — City: LAS VEGAS — State: NV — Zip Code: 89121-5022
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. [signature] Authorized Signature of R. A. or On Behalf of R. A. Company — Date: 3 MAY 2004

(PROFIT) INITIAL LIST OF OFFICERS, DIRECTORS AND RESIDENT AGENT OF

CHINA GLOBAL DISTRIBUTION, CORP.

(Name of Corporation)

FILE NUMBER: C 2004

FOR THE FILING PERIOD OF MAY 2004 TO MAY 2005

The corporation's duly appointed resident agent in the State of Nevada upon whom process can be served is:

TODD J. McMILLAN
NEVADA REGISTRATIONS, INC.
4180 S. PECOS RD. STE. 150
LAS VEGAS, NV 89121-5022

☐ CHECK BOX IF YOU REQUIRE A FORM TO UPDATE YOUR RESIDENT AGENT INFORMATION

FILED # C 11886-04

MAY 0 3 2004

IN THE OFFICE OF
Dean Heller
DEAN HELLER, SECRETARY OF STATE

THE ABOVE SPACE IS FOR OFFICE USE ONLY

Important: Read instructions before completing and returning this form.

1. Print or type names and addresses either residence or business, for all officers and directors. A President, Secretary, Treasurer, or equivalent of and all Directors must be named. Have an officer sign the form. FORM WILL BE RETURNED IF UNSIGNED.
2. If there are additional directors attach a list of them to this form.
3. Return the completed form with the $125.00 filing fee. A $75.00 penalty must be added for failure to file this form by the last day of first month following the incorporation/initial registration with this office.
4. Make your check payable to the Secretary of State. Your cancelled check will constitute a certificate to transact business per NRS 78.155. To receive a certified copy, enclose an additional $30.00 and appropriate instructions.
5. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, NV 89701-4201, (775) 684-5708.
6. Form must be in the possession of the Secretary of State on or before the last day of the first month following the incorporation/initial registration date. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties.

FILING FEE: $125.00 LATE PENALTY: $75.00

CHECK ONLY IF APPLICABLE

☐ This corporation is a publicly traded corporation. The Central Index Key number is: ______

☒ This publicly traded corporation is not required to have a Central Index Key number.

NAME	TITLE(S)	ADDRESS	CITY	ST	ZIP
LUIS PALLAIS	PRESIDENT (OR EQUIVALENT OF)	4180 S. PECOS RD. STE. #150	LAS VEGAS	NV	89121-5022
LUIS PALLAIS	SECRETARY (OR EQUIVALENT OF)	SEE ABOVE			
LUIS PALLAIS	TREASURER (OR EQUIVALENT OF)	SEE ABOVE			
LUIS PALLAIS	DIRECTOR	SEE ABOVE			

I declare, to the best of my knowledge under penalty of perjury, that the above mentioned entity has complied with the provisions of NRS 360.780 and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X Signature of Officer

Title: PRESIDENT Date: 3 MAY 2004